Exhibit 99.1

Contact:	Maria Scurry	Brett Pollack
	Global Communications	Investor Relations
	maria.scurry@qliktech.com	IR@qliktech.com
	781-366-7617	646-561-0906

QlikTech Bolsters Advanced Visualization

With Acquisition of NComVA

Extends Interactive Visualization Capabilities as Entry to Business Discovery

Radnor, PA – May 6, 2013 – Qlik Technologies Inc. (NASDAQ: QLIK) has acquired NComVA AB, a Swedish company specializing in advanced visualization technology. A QlikTech partner since 2011, NComVA’s interactive visualization solutions already leverage the associative data discovery of QlikView, QlikTech’s user-driven business intelligence platform. This acquisition expands QlikTech’s expertise and capabilities in advanced visualization and analysis to pair with its associative approach to delivering a deeper understanding of data, especially when multiple data sources are analyzed together.

“Critical to QlikView’s success is that it is both gorgeous and genius,” said Anthony Deighton, Chief Technology Officer. “We call the visualizations gorgeous and the associations genius, and you would not want to have one aspect without the other. NComVA’s technology and its people will help broaden our advances in visualization, especially when linked with the real power of business discovery, which is the ability to associate and analyze data without restrictions. It’s the freedom to ask additional questions and see new relationships revealed through visuals and associations combined.”

NComVA’s specialized expertise will contribute many advanced visualization techniques to expand QlikTech’s existing offering. This includes showing multivariate data through table lens, radar plot, scatter matrix, parallel coordinate, tree map and fish eye bars. Innovative capabilities include interactive time animation which allows users to see how changes in data relate to each other and the passing of time. Sophisticated applications of color legends and advanced filtering mechanisms can further help users scan for relationships and detect outliers. QlikTech also plans to leverage NComVA’s mapping technology with dedicated geo-spatial chart types and its data storytelling functionality that fits into QlikView’s collaboration feature set.

About NComVA

NComVA AB began as an advanced visualization think tank within the National Center for Visual Analytics (NCVA), a respected European research visualization laboratory. NComVA has delivered its solutions to approximately 100 governmental, educational and commercial organizations around the world, including The Organisation for Economic Cooperation and Development (OECD) and Eurostat, the statistical office of the European Union and leading provider of high quality statistics in Europe.

About QlikTech

QlikTech (NASDAQ: QLIK) is a leader in Business Discovery—user-driven Business Intelligence (BI). Its QlikView Business Discovery solution bridges the gap between traditional BI solutions and inadequate spreadsheet applications. The in-memory associative search technology QlikTech pioneered created the self-service BI category, allowing users to explore information freely rather than being confined to a predefined path of questions. Appropriate from SMB to the largest global enterprise, QlikView’s self-service analysis can be deployed with data governance in days or weeks. The QlikView Business Discovery platform’s app-driven model works with existing BI solutions, offering an immersive mobile and social, collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving approximately 28,000 customers in over 100 countries.

QlikView | Press Release

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